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                                                                   Exhibit 10.28

              SECOND AMENDMENT TO CREDIT CARD PROGRAM AGREEMENT

      This Second Amendment to Credit Card Program Agreement is entered into as of this 7 day of June, 1996 between Monogram Credit Card Bank of Georgia, a Georgia banking corporation with its principal place of business at 7840 Roswell Road, Building 100, Suite 210, Atlanta, Georgia 30350 (the "Bank"), and Filene's Basement, Inc., a Massachusetts corporation with its principal place of business at 40 Walnut Street, Wellesley, Massachusetts 02181 ("Filene's Basement").


                                   WITNESSETH:

      WHEREAS, the Bank and Filene's Basement are parties to a certain Credit Card Program Agreement dated as of July 20, 1995, as amended by a certain Amendment to Credit Card Program Agreement dated as of October 6, 1995 (as amended, the "Program Agreement"); and

      WHEREAS, the Bank and Filene's Basement are desirous of amending the Program Agreement as set forth herein,

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and Filene's Basement agree as follows:

      1. Capitalized terms used herein which are not otherwise defined shall have the same meaning as in the Program Agreement.

      2. The Program Agreement is hereby amended by deleting Subsection 3.7(d) thereof in its entirety.

      3. The Program Agreement is further amended by adding the following immediately after Section 3.12 thereof:

               "Section 3.13 SUPPLEMENTAL MARKETING FUND. The Bank shall establish a fund (hereinafter, the "Supplemental Marketing Fund") to be used by Filene's Basement for the marketing and promotion of the Credit Cards. Upon the execution hereof, the Bank shall credit the Supplemental Marketing Fund an amount equal to fifty percent (50%) of the Bank's Net Income (as defined below) from the sale of Credit Insurance during the period from July 20, 1995 through April 30, 1996. Commencing June 15, 1996 and on the like day of each month thereafter, the Bank shall credit the Supplemental Marketing Fund an amount equal to fifty percent (50%) of the Bank's Net Income from the sale of Credit Insurance for the prior calendar month. As used herein, "Net Income" for any period means and refers to

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         gross insurance premiums received by the Bank for Credit Insurance during such period, less (a) all claims paid under such Credit Insurance during such period, and (b) all out-of-pocket expenses incurred or paid by the Bank during such period in connection with the sale of Credit Insurance. Filene's Basement may from time to time submit to the Bank evidence of expenses incurred by Filene's Basement in marketing and/or promoting the Credit Cards, and the Bank shall reimburse Filene's Basement for such costs and expenses to the extent of funds then available in the Supplemental Marketing Fund. All amounts reimbursed to Filene's Basement from the Supplemental Marketing Fund as provided herein shall be supplemental and in addition to all other amounts required to be paid by the Bank to Filene's Basement in connection with the promotion of the Credit Cards and/or Accounts including, but not limited to, amounts payable by the Bank to Filene's Basement under Section 2.4 of the Program Agreement."

      4. The reference in Section 2.4(b) of the Program Agreement to "Section 3.8" shall be amended to refer to "Sections 3.8 and 3.13".

      5. The Program Agreement is further amended by adding the following sentence at the end of Section 3.10 thereof:

         "To the extent permitted by applicable law, Filene's Basement shall cease to accept In-Store Payments immediately upon the Bank directing Filene's Basement to cease to accept In-Store Payments."

      6. Except as specifically provided herein, the terms and conditions of the Program Agreement shall continue in full force and effect and shall be binding on the parties hereto. Upon the execution of this Agreement, such reference in the Program Agreement to "this Agreement", "hereunder", "hereof", or words of like import, shall mean and be a reference to the Program Agreement as amended hereby. In the event of any conflict between the terms of the Program Agreement and the terms of this Second Amendment, the terms of this Second Amendment shall prevail.

      7. This Second Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, and any of the parties hereto may execute this Second Amendment by signing any such counterpart.

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     IN WITNESS WHEREOF, the Bank and Filene's Basement have executed this
Second Amendment as of the date first set forth above.

                                       Filene's Basement


                                       By: /s/ Steven Siegel
                                           ---------------------------
                                           Steven Siegel
                                           Executive Vice President
                                           and Chief Financial Officer


                                       Monogram Credit Card Bank of Georgia


                                       By: /s/ Richard A. Hayes
                                           ----------------------------
                                       Print Name: Richard A. Hayes
                                       Title:      Vice Chairman


      Filene's Basement Corp., as guarantor of Filene's Basement's obligations under the Program Agreement hereby approves the terms of this Second Amendment, and agrees that its Guaranty is not invalidated by this Second Amendment to the Program Agreement and that its Guaranty continues in full force and effect in accordance with its terms with respect to the Program Agreement as so amended.


                                       Filene's Basement


                                       By: /s/ Steven Siegel
                                           ---------------------------
                                           Steven Siegel
                                           Executive Vice President
                                           and Chief Financial Officer


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